Consent of Breyer & Aguggia
                     as to its Tax Opinion


                         March 15, 1996


Board of Directors
InterWest Bancorp, Inc.
1259 West Pioneer Way
Oak Harbor, Washington  98277


     RE:  InterWest Bancorp, Inc.
          Registration Statement on Form S-4

Gentlemen and Lady:

     We hereby consent to the filing of the form of our federal tax opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus/Joint Proxy Statement included therein under the headings "THE MERGER -- Certain Federal Income Tax Consequences" and "LEGAL OPINIONS."

                                  Very truly yours,

                              /s/ Breyer & Aguggia
                              ---------------------
                                  BREYER & AGUGGIA

Washington, D.C.
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